Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Kraft Heinz Company of our report dated February 14, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in The Kraft Heinz Company’s Annual Report on Form 10-K for the year ended December 28, 2019.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

May 7, 2020